Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements on Forms S-8 (No. 333-280652, No. 333-272482 and No. 333-219090) of Peoples Financial Services Corp. of our report dated March 8, 2024, relating to the consolidated financial statements of FNCB Bancorp, Inc. and Subsidiaries, which appears in Exhibit 99.1 to this Amendment No. 1 to Current Report on Form 8-K/A.

/s/ BAKER TILLY US, LLP

BAKER TILLY US, LLP

Iselin, New Jersey

September 16, 2024